Exhibit 99.1

NeoVolta Announces $10 Million Equity Offering

San Diego, CA — January 23, 2026 — NeoVolta Inc. (Nasdaq: NEOV), a U.S.-based energy technology company delivering scalable storage, today announced that it has entered into a definitive agreement for the purchase and sale of an aggregate of 2,100,841 shares of common stock at a purchase price of $ 4.76 per share in a registered direct offering. The closing of the registered direct offering is expected to occur on or about January 26, 2026, subject to the satisfaction of customary closing conditions.

Needham & Company acted as sole placement agent in the registered direct offering.

The aggregate gross proceeds to the Company from the offering are expected to be approximately $10 million, before deducting offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The securities being offered in the registered direct offering described above are being offered and sold by the Company in a registered direct offering pursuant to a “shelf” registration statement on Form S-3 (File No. 333-280400) that was originally filed with the Securities and Exchange Commission (the “SEC”) on June 21, 2024, and that became effective on June 28, 2024. The offering of the securities in the registered direct offering is being made only by means of a base prospectus and prospectus supplement that forms a part of the effective registration statement. A final prospectus supplement and the accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC’s website at www. sec.gov. Electronic copies of the final prospectus supplement and the accompanying base prospectus, when available, may also be obtained, when available, from the Company at 12195 Dearborn Place, Poway, CA 92064, by phone at (800) 364-5464 or e-mail at IR@NeoVolta.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About NeoVolta

NeoVolta Inc. (Nasdaq: NEOV) designs and manufactures advanced energy storage systems that enable homeowners and businesses to achieve energy independence and sustainability. The company’s systems are engineered for high efficiency, safety, and longevity, with installations across the U.S. NeoVolta’s products pair seamlessly with solar systems, providing continuous power during grid outages and maximizing solar investment returns. For more information, visit www.neovolta.com

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this release include, without limitation, statements regarding our expectations regarding the completion and timing of the offering, the satisfaction of customary closing conditions related to the offering, the proceeds that we expect to receive from the offering and the intended use of proceeds from the offering. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. The Company has attempted to identify forward-looking statements by terminology including ‘believes,’ ‘estimates,’ ‘anticipates,’ ‘expects,’ ‘plans,’ ‘projects,’ ‘intends,’ ‘potential,’ ‘may,’ ‘could,’ ‘might,’ ‘will,’ ‘should,’ ‘approximately’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. “Risk Factors” in the Company’s most recently Form 10-K filed with the Securities and Exchange Commission (“SEC”) and updated from time to time in its Form 10-Q filings and in its other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. The Company undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts

Investors

Alliance Advisors IR

Email: IR@NeoVolta.com

Media

Email: press@neovolta.com

800-364-5464